Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned Mitchell Cohen, the Chief Executive Officer and Chief Financial Officer of Global Holdings, Inc., on Form 10-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,  Mitchell Cohen,, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Global Holdings, Inc.

Global Holdings, Inc.

/s/ Mitchell Cohen
Mitchell Cohen
CEO, CFO, Principal Accounting Officer, President, Chairman of the Board of Directors

March 30, 2009